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                                                                    Exhibit 23.3


The Board of Directors
of Ceridian Corporation:

We have issued our reports dated November 11, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of ABR Information Services, Inc. on Form 10-K for the year ended July 31, 1998 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP (manually)

Tampa, Florida
August 17, 1999